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                                                                   EXHIBIT 10.19
[LOGO]
                                          BUSINESS REAL ESTATE BROKERAGE COMPANY
--------------------------------------------------------------------------------

July 21, 1993

Mr. Brian Strange
Iliff Thorn & Company
2386 Faraday Avenue, Suite 100
Carlsbad, CA 92008

RE:     VIASAT, INC. -- FINAL COUNTER PROPOSAL TO LEASE
        WHITTAKER BUILDING

Dear Mr. Strange:

The following is our understanding of the final agreement counter offer for the above referenced lease proposal.

Viasat's offer is subject to mutually agreeable sublease documentation and approval by Viasat's board of directors.

1.      BUILDING:

        Whittaker Building, 2290 Cosmos Court.

2.      AREA:

        Approximately 37,000 square feet of office and lab space. All measurements are to be based upon BOMA standards of usable and rentable square feet and are subject to architectural review.

3.      INITIAL TERM:

        The initial term of this Lease shall be approximately five (5) years and four months and shall terminate upon expiration of the Master Lease.

4.      COMMENCEMENT:

        Sublease shall commence on September 1, 1993.

5.      PRIOR OCCUPANCY:

        Sublessee shall be permitted to enter the Building and Premises fifteen
        (15) days prior to the anticipated commencement date for the purpose of installing furniture, fixtures and special improvements. Sublessee shall not be charged for use of elevators, for move-in, electrical consumption or other costs during construction.

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Mr. Brian Strange
July 21, 1993
Page 2

6.      RENTAL RATE:

        Per your verbal offer, we are accepting your last proposal as follows:

        Months 1-4:   Rent shall be abated.
        Months 5-64:  $24,605/month, flat, net of separately metered utilities and interior janitorial. Sublessor shall be responsible for all other operating expenses for the project including all future increases. This Sublessor cost shall include but not be limited to taxes, insurance, all interior and exterior maintenance (Sublessee shall pay the first $5,000 annually for all maintenance costs. Sublessor shall be responsible thereafter.) and landscaping. The building shall be maintained in a first class manner. The first month's rent shall be due upon execution of the sublease.

7.      RIGHT TO CANCEL:

        None.

8.      ESCALATIONS:

        None.

9.      OPTION TO RENEW:

        Sublessee shall have the option to renew the Lease for the Premises for up to one (1) additional term of five (5) years in accordance with the terms of the Master Lease.

10.     SPACE PLANNING:

        Sublessee shall have the right to engage a space planner of its choice relative to the preparation of preliminary working drawings and design with the cost of such services to be the Sublessor's responsibility to pay to Sublessee $10,000 upon lease execution in addition to tenant improvement allowance. Sublessee may use any excess funds for purposes it deems necessary in its sole discretion. Sublessee will be responsible for review and code compliance of Sublessee's preliminary working drawings.

11.     ENGINEERING:

        None.

12.     ARBITRATION:

        The lease shall provide that any disputes shall be resolved under the rules of the American Arbitration Association or such other procedures as are mutually acceptable to both parties.

13.     TENANT BUILDOUT:

        Sublessor shall provide Sublessee with $50,000 for the alteration of the existing improvements upon execution of this Sublease. The tenant improvement allowance shall be utilized by Sublessee at any time during the term for tenant improvements.
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Mr. Brian Strange
July 21, 1993
Page 3

        In the event that Sublessor fails to pay any allowance or fee (tenant improvements, moving, space planner, and brokerage fees) in the manner and within the time required pursuant to the Sublessee workletter or lease document, as contained in the fully executed Lease. Sublessee shall be entitled to pay such Contractor(s) directly and any amount so paid by Sublessee shall be credited against Sublessee's first obligations to pay rent under the Lease with interest from the date of payment until the date of rental credit.

14.     MOVING EXPENSES:

        Sublessor shall provide a moving allowance of Thirty Thousand and 00/100 Dollars ($30,000.00) in addition to any tenant improvement allowance. Said allowance shall be paid to Sublessee upon occupancy of the premises.

15.     PARKING:

        Sublessee shall have the right to use not less than all the parking spaces at no expense to Sublessee.

16.     BUILDING SIGNAGE:

        The Landlord and Sublessor shall permit Sublessee to install its name and logo on a highly visible prominent location on the exterior of the building. Please specify the exact location as well as the allowable square footage and sign details. Sublessee shall have the right to utilize any unused tenant improvement dollars for the fabrication and installation of said signage.

17.     RIGHT TO SUBLEASE:

        Sublessee shall be permitted to sublease or assign all or any portion of Sublessee's Premises, subject to Landlord's consent, which consent will not be unreasonably withheld, conditioned or delayed, and Sublessee shall retain 50% of all profit realized from such subletting or assignment after all cost to sublease have been subtracted from the gross rental. Landlord shall have no rights to recapture any space during the initial term or any renewal period.

18.     SECURITY DEPOSIT:

        Upon execution of this lease, Sublessee shall deliver to Sublessor an amount equal to $30,000 to be held as a security deposit.

19.     NON-DISTURBANCE:

        With respect to any first lien mortgages, deeds of trust or other liens entered into by and between Landlord and any beneficiary of any deed of trust or other such lien granted by Landlord (collectively referred to as "Landlord's Mortgagee"), Landlord shall secure and deliver to Sublessee a Non-Disturbance Agreement from, and executed by, Landlord's Mortgagee for the benefit of Sublessee prior to the effective date of the Lease. Sublessee shall also secure a non-disturbance agreement from the Landlord, acknowledging that in the event of a default on the part of Whittaker this Sublease shall remain in full force and effect.

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Mr. Brian Strange
July 21, 1993
Page 4


20.  HAZARDOUS MATERIALS:

     Sublessor has no knowledge of the presence of any hazardous substances on the subject property. Sublessor and Sublessee agree to work toward mutually acceptable language on this issue prior to execution of this proposed sublease.

21.  A.D.A. INDEMNIFICATION:

     Sublessor has no knowledge of the presence of any code violation on the subject property. Sublessor and Sublessee agree to work toward mutually acceptable language on this issue prior to execution of this proposed sublease.

22.  SUBLEASE PREPARATION:

     Upon execution of this document both parties agree to diligently pursue negotiation and execution of a mutually agreeable final sublease document incorporating the terms agreed to herein. The executed sublease document shall represent the legally binding sublease agreement. Sublessor agrees to forego other opportunities during negotiation of the final sublease agreement for a period of fifteen (15) days.


Viasat is most interested in arriving at a final decision regarding its corporate headquarters. Therefore, we request that you RESPOND IN WRITING BY JULY 21, 1993.

Please feel free to contact me at (619) 431-4208 should you have any questions.

Very truly yours,

BUSINESS REAL ESTATE
BROKERAGE COMPANY


/s/ RICK W. REEDER
--------------------------
    Rick W. Reeder
    Office Properties Division

RWR:jrb
080720.a3

AGREED AND ACCEPTED:

SUBLESSEE                                         SUBLESSOR

By:                                               By:
    ----------------------------                      ------------------------

Date: 7/21/93                                     Date: 7/21/93
      --------------------------                        -----------------------
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                                                  Continuation of Exhibit 10.19


                                    SUBLEASE




               This Sublease ("Sublease") is made and entered into as of the 20th day of August, 1993 by and between Whittaker Corporation, a Delaware corporation ("Sublessor"), whose address is 10880 Wilshire Boulevard, Los Angeles, California 90024, and Viasat, Inc., a California corporation ("Sublessee"), whose address for the purpose of this Sublease shall be 2290 Cosmos Court, Carlsbad, California 92009.

                                    RECITALS

               A. Sublessor leases a certain building located at 2290 Cosmos Court, Carlsbad, California 92009 pursuant to that certain Lease dated September 14, 1987 by and between Andrex Development Co. as lessor, and Sublessor as lessee, which Lease has been supplemented and amended pursuant to an amendment dated May 10, 1988. The Lease, together with the amendment thereto, are collectively hereinafter referred to as the "Master Lease", a copy of which is attached hereto as Exhibit A. Fujita Corporation USA is the successor-in-interest to Andrex Development Co. as the lessor under the Master Lease and is hereinafter referred to as the "Master Landlord".

               B. Sublessor desires to sublease to Sublessee the property currently leased to Sublessor under the Master Lease, and Sublessee desires to sublease the property from Sublessor.

               NOW, THEREFORE, Sublessor and Sublessee agree as follows:

               1. Leasing and Description of Property. Subject to the terms, conditions and covenants set forth in this Sublease, Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the property located at 2290 Cosmos Court, Carlsbad, California 92009, as more particularly described in
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Exhibit A to the Master Lease, together with all improvements located thereon
(the "Subleased Premises").

               2. Term. The term of this Sublease shall commence on September 15, 1993 and shall end on November 29, 1998, unless sooner terminated in accordance with the terms of this Sublease. At any time after September 1, 1993, Sublessee shall be allowed to enter the Subleased Premises for the sole purpose of installing Sublessee's personal property and otherwise preparing the Subleased Premises for Sublessee's occupancy. Sublessee shall be allowed such access to the Subleased Premises without the obligation to pay rent or charges for electrical consumption and other similar operating costs. Sublessee hereby agrees to indemnify and hold Sublessor harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) that arise in any way from Sublessee's early occupancy of the Subleased Premises.

                             2.2 Termination of Master Lease. If the Master
Lease shall terminate for any reason whatsoever, then this Sublease shall thereupon immediately and automatically terminate; provided, however, no such automatic termination shall relieve either party from its responsibility for damages, if any, in the event that a breach of this Sublease by a party hereto leads to such termination.

               3.  Rent.

                             3.1 Base Rent. From September 15, 1993 to and
including January 14, 1994, Sublessee shall be allowed to occupy the Subleased Premises without paying "base rent". From January 15, 1994 to and including the end of the initial term of this Sublease, Sublessee shall pay to Sublessor as base rent for the Subleased Premises a monthly rental equal to $24,605. Upon the consent hereto of Master Landlord, Sublessee shall pay to Sublessor $24,605


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as a prepayment of base rent for the period January 15, 1994 to February 14,
1994. On February 15, 1994, Sublessee shall pay to Sublessor $12,302.50 as base rent for the period February 15, 1994 to February 28, 1994. Thereafter, base rent shall be payable on the first day of each calendar month during the term of this Sublease.

                             3.2  Additional Rent.  In addition to base rent,
Sublessee shall pay to Sublessor, as "additional rent", all additional items of expense that Sublessee is required, pursuant to any provision of this Sublease, to pay to Sublessor. Sublessee shall pay amounts of additional rent to Sublessor within 10 days of Sublessee's receipt of Sublessor's bill therefor.

                             3.3 Manner of Payment. All base rent and additional
rent shall be paid to Sublessor at the address set forth in the first paragraph of this Sublease or at any other place designated in writing by Sublessor. All base rent and additional rent shall be paid hereunder without notice, demand, deduction, abatement, setoff or counterclaim, in lawful money of the United States of America, except where this Sublease specifically provides for the granting of a rent credit to Sublessee.

               4. Security Deposit. Sublessee shall deposit with Sublessor upon the consent hereto of Master Landlord the sum of $30,000 as a security deposit for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charges in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within


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10 days after written demand therefor deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a breach of this Sublease, and Sublessor may at its option thereupon terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts and Sublessee shall not be entitled to interest on said deposit. Within 10 days after the expiration of this Sublease, on condition Sublessee has vacated the Property and has fully and faithfully performed every provision of this Sublease to be performed by it, the security deposit or any balance thereof shall be returned to Sublessee.

               5.  Maintenance and Repairs.

                             5.1 Sublessee's Obligations. During the term of
this Sublease, Sublessee shall be responsible for paying all charges connected with (i) window cleaning, whether internal or external, and janitorial services provided to the interior of the Subleased Premises and all supplies necessary in connection therewith including, without limitation, cleaning supplies, toiletries and light bulbs; (ii) repairs and maintenance to any fixtures installed by Sublessee in the Subleased Premises and any signs, whether internal or external, installed by Sublessee on the Subleased Premises, regardless of whether the cost of such installations is paid for by Sublessor; (iii) repairs to the Subleased Premises resulting from any damage caused thereto by Sublessee, any of its employees, invitees or agents; and (iv) in addition to those items enumerated in (i) - (iii), above, all other items of maintenance and repair required to be performed by Sublessor pursuant to paragraph 7.1 of the Master Lease provided, however, Sublessee's obligation to pay for such charges pursuant to this subparagraph (iv) shall be limited to a capped amount ("Sublessee's Current Contribution Cap") during various periods during the term of this Sublease. During the three-month period commencing on September 1, 1993, Sublessee's Current Contribution


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Cap shall be $1,250. During each 12-month period thereafter, commencing on
December 1, 1993 and continuing through the expiration of the this Sublease, Sublessee's Current Contribution Cap shall be $5,000 per period.

                             5.2  Sublessor's Obligations.  Except for those
maintenance and repair obligations to be performed by Sublessee pursuant to paragraph 5.1 (i) - (iii) hereof, Sublessor shall be responsible for discharging all items of maintenance and repair ("Sublessor's Maintenance") required to be performed by Sublessor pursuant to paragraph 7.1 of the Master Lease. Pursuant to paragraph 5.1 (iv) hereof, Sublessor shall have the right from time to time to bill Sublessee for the reimbursement of expenses incurred by Sublessor in the discharge of Sublessor's Maintenance, up to Sublessee's Current Contribution Cap, and each such bill shall by payable by Sublessee to Sublessor as "additional rent".

                             5.3  Performance of Sublessor's Maintenance.  If
Sublessee determines at any time that it is reasonably appropriate for a particular item of Sublessor's Maintenance to be undertaken, then Sublessee may provide Sublessor with written notice of such determination. If Sublessor does not commence performance of such Sublessor's Maintenance within seven business days after receipt of such written notice and thereafter diligently pursue the same to completion, then Sublessee may take steps reasonably appropriate to complete such Sublessor's Maintenance. Sublessee shall submit to Sublessor a bill, together with copies of receipts for payment, for any amounts expended by Sublessee in performing such work, and any such bill (i) first shall be credited against Sublessee's Current Contribution Cap until same is satisfied for the then current period, and (ii) thereafter shall be reimbursed to Sublessee by Sublessor within 10 days of Sublessor's receipt of Sublessee's bill. Notwithstanding the foregoing, Sublessee shall not be required to provide Sublessor with prior written notice before Sublessee undertakes Sublessor's Maintenance which is immediately


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necessary to avoid damage to person or property, provided that written notice of same shall be provided to Sublessor as soon as reasonably practicable. Any such Sublessor's Maintenance so undertaken by Sublessee shall be reimbursed to Sublessee in accordance with this paragraph 5.3.

               6. Moving Allowance. Sublessor shall provide to Sublessee a moving allowance equal to $30,000. Such allowance shall be paid to Sublessee upon Sublessee's taking occupancy of the Subleased
Premises or upon Master Landlord's consent hereto, whichever shall last occur.

               7. Tenant Improvements. In order to prepare the Subleased Premises for its occupancy, Sublessee wishes to make certain alterations and/or additions to the Subleased Premises including, without limitation, the construction and installation of a building sign identifying Sublessee's name and/or logo and the additional alterations and/or additions described on Exhibit B attached hereto, which alterations and/or additions Sublessor hereby consents to. Sublessee shall make such alterations and/or additions subject to, and in accordance with the terms and conditions of, the Master Lease.

                             7.1 Space Planning. In connection with such
alterations and/or additions, Sublessor shall provide to Sublessee an allowance for space planning services equal to $10,000. Such allowance shall be paid to Sublessee upon the consent hereto of the Master Landlord.

                             7.2  Tenant Improvement Allowance.  Sublessor shall
provide to Sublessee an allowance for alterations and/or additions to be made to the Subleased Premises equal to $50,000. Such allowance shall be paid to Sublessee upon the consent hereto of the Master Landlord. Sublessee shall be responsible for paying all parties providing materials and/or services in connection with such


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alterations and/or additions. Further, Sublessor shall have no responsibility for the performance of work by such parties and any delays caused by such parties shall be at Sublessee's risk. Sublessor's sole responsibility hereunder shall be to pay such $50,000 allowance for alterations and/or additions to be made to the Subleased Premises.

               8. Sublessor's Representations. Sublessor hereby represents and warrants to Sublessee as follows:

                             8.1 Hazardous Materials. As of the date hereof, no
Hazardous Materials (as such terms are defined in the Master Lease) have been located on, disposed upon or released from the Subleased Premises, nor shall any Hazardous Materials be located on, disposed upon or released from the Subleased Premises prior to Sublessee's occupancy hereunder.

                             8.2 Compliance With Law. As of the date hereof,
there is no violation of any applicable building code, regulation or ordinance with respect to the Subleased Premises, and the Subleased Premises are in compliance with the Americans with Disabilities Act. Nothing herein contained shall be construed as a warranty by Sublessor with respect to any improvements to be made to the Subleased Premises by Sublessee or the use by Sublessee of the Sublease Premises.

                             8.3 Prior Assignments, Etc. As of the date hereof,
Sublessor has not assigned, conveyed, encumbered, hypothecated or otherwise transferred any interest which it has in the Subleased Premises or the Master Lease.

                             8.4 Indemnification. Sublessor shall indemnify,
defend, protect and hold harmless Sublessee from and against any losses, claims, actions, liabilities, obligations, costs or expenses incurred by Sublessee (including reasonable attorneys' fees) as a


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consequence of a breach of any of the representations and warranties set forth in paragraphs 8.1, 8.2 or 8.3 hereof.

               9. Quiet Enjoyment. Sublessor covenants that Sublessee shall be entitled to quiet enjoyment of the Subleased Premises, provided that Sublessee complies with the terms of this Sublease.

               10. Condition of the Subleased Premises. Subject to paragraphs 5, 7 and 8 hereof, (i) Sublessee agrees that its act of taking possession of the Subleased Premises will be an acknowledgement that the Subleased Premises are in a tenantable and good condition; (ii) Sublessor shall deliver to Sublessee the Subleased Premises in an "AS-IS" condition, without representation or warranty of any kind or character; and (iii) Sublessee has examined the Subleased Premises and Sublessee shall accept the Premises "AS-IS". The provisions of this paragraph 10 shall not be construed as limiting Sublessor's obligations hereunder to undertake and pay for Sublessor's Maintenance.

               11. Applicability of Master Lease. This Sublease is subject to and subordinate to the terms and conditions of the Master Lease. Sublessee shall not commit or permit to be committed any act (including acts of omission) which shall violate any term or condition of the Master Lease. All of the terms and conditions contained in the Master Lease are hereby incorporated herein by this reference as if fully set forth herein (with each reference therein to Lessor and Lessee being deemed to be references, respectively, to Sublessor and Sublessee herein), except for the following:

                             (i)  Paragraph 3, relating to "Term";

                   (ii)  Paragraphs 4.1 - 4.4, relating to "Rent";

                  (iii)  Paragraph 5, relating to "Lessee Improvements";


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                   (iv)  Paragraph 6.3, relating to "Condition of Premises";

                    (v) Paragraph 7.1, relating to "Lessor's and Lessee's Obligations";

                   (vi) Paragraph 7.3, relating to "Limitation on Lessor's Obligations";

                  (vii) Paragraph 8.1, relating to "Insurance at Lessee's Expense" (it being understood that Sublessor, at Sublessor's expense, shall obtain all insurance referenced in such paragraph);

                 (viii) Paragraph 8.3, relating to "Property Insurance" (it being understood that Sublessor, at Sublessor's expense, shall obtain all insurance referenced in such paragraph);

                   (ix) Paragraphs 10.1 and 10.2, relating to "Real Property Taxes" (it being understood that Sublessor shall pay, prior to delinquency, all such taxes);

                   (x)  Paragraph 15, relating to "Brokers";

                   (xi) Paragraph 17, relating to "Lessor's Liability" (it being understood that Sublessor shall not further assign, convey, encumber, hypothecate or otherwise transfer any interest in the Subleased Premises or the Master Lease, or amend any of the terms of the Master Lease, except with the prior written consent of Sublessee, which consent shall not be unreasonably withheld; provided, however, nothing herein shall be deemed to require Sublessee's consent to the sale of substantially all of Sublessor's stock or assets);

                  (xii)   Paragraph 22, relating to "Notices";

                 (xiii)  Paragraph 24, relating to "Recording" (it being


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understood, however, that if the Master Landlord permits same that Sublessee shall have the right to record a short form memorandum of this Sublease, and that Sublessor shall cooperate with Sublessee in this regard);

                  (xiv) Paragraph 38, relating to "Option to Purchase and Right of First Refusal";

                  (xv)  Paragraph 39, relating to "Temporary Space";

                  (xvi) Paragraph 40, relating to "Carlsbad and Hawthorne Leases"; and

                 (xvii) the time periods for the giving of any notice by Sublessor to Sublessee required or permitted hereunder shall be three (3) business days less than is provided in the Master Lease for the giving of notice by Master Landlord to Lessee thereunder, and the time periods for the giving of any notice by Sublessee to Sublessor required or permitted hereunder shall be three (3) business days more than is provided in the Master Lease for the giving of notice by Lessee to Master Landlord thereunder. In addition, Sublessee waives, with respect to this Sublessee, all rights, statutes and benefits which Sublessor has waived pursuant to the Master Sublease.

               12. Sublessor's Obligations. Sublessor agrees to maintain the Master Lease during the Term of this Sublease subject, however, to any earlier termination of the Master Lease without the fault of Sublessor. Sublessor also agrees to comply with or perform all of its obligations under the Master Lease, except for those Sublessee has agreed to perform under this Sublease.


               13. Brokers and Finders. Sublessee represents and warrants to Sublessor that it has dealt with no broker or finder in


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
connection with this Sublease and/or the Subleased Premises other than Cushman & Wakefield of California, Inc. and Iliff Thorn & Company, representing Sublessor, and Business Real Estate Brokerage Company, representing Sublessee. The fees of such brokers will be paid by Sublessor.

               14. Notices. Every notice, demand, request, consent, approval or other communication (herein without distinction sometimes referred to as "notices") which Sublessor or Sublessee is respectively required or desires to give or make or communicate upon or to the other shall be in writing and shall be given or made or communicated by personally delivering same, sent by fax, or by mailing the same by registered or certified mail, first class postage and fees prepaid, return receipt requested, to the address set forth in the first paragraph hereof, or at such other address or addresses as any party hereto may designate from time to time and at any time by notice given as herein provided. All notices so sent shall be deemed to have been delivered, effective, made or communicated, as the case may be, at the time that the same and the required copies, if any, shall have been personally delivered, sent by fax, or deposited, registered or certified, properly addressed, as aforesaid, postage and fees prepaid, return receipt requested, in the United States mail.

               15. Execution in Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument.

               16. Assignment and Subletting. In addition to the provisions of paragraph 12 of the Master Lease, as incorporated herein by reference, in the event of any permitted assignment or sublease of the Subleased Premises, Sublessor and Sublessee shall equally share in any profits derived from such transaction. Profits shall be deemed to be base rent paid to Sublessee, less the sum of (i) Sublessee's out of pocket costs in effecting such transaction


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
including, without limitation, free rent granted by Sublessee, if any, and (ii) base rent paid by Sublessee to Sublessor hereunder from and after the date that Sublessee vacates the portion of the Subleased Premises so assigned or sublet. A determination as to whether any profits have been derived from such transaction shall be made on a monthly basis during the term of this Sublease in the event of any permitted assignment or sublease of the Sublease Premises (it being understood, however, that Sublessee first shall be permitted to recoup any previously unrecouped costs, expenses or rent of the type described in clauses
(i) or (ii) of the immediately preceding sentence).

               17. Arbitration. Any controversy or claims between the parties hereto involving the construction or application of any of the terms, covenants, or conditions of this Sublease shall be submitted to arbitration in San Diego, California by a retired or former California or Federal judge (selected in the same manner as arbitrators are selected in American Arbitration Association arbitrations) on the request of any party to this Sublease, and such arbitration shall comply with and be governed by the provisions of the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. The arbitrators in any such arbitration shall have the power to determine any dispute as to the arbitrability of any dispute and to order and grant all remedies permitted at law or equity, including without limitation, provisional and equitable remedies. The exercise by a party of non-judicial or self-help remedies permitted by law or equity shall not constitute a waiver by that party of its right to compel arbitration of controversies hereunder. The parties shall maintain the proceedings in a confidential manner in accordance with California Evidence Code Section 1152.5, provided that judgment on the arbitration award may be entered in any court having jurisdiction. Notwithstanding any provisions of this Sublease to the contrary, if a third party indispensable to the resolution of a controversy hereunder refuses and cannot be


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
compelled by either party to participate in the arbitration proceeding, then the parties hall not be compelled to submit said controversy to arbitration and instead my pursue any other resolutions of said controversy available at law or equity.

               18. Consent by Landlord. The effectiveness of this Sublease is subject to the condition that on or before September 1, 1993, the Master Landlord under the Master Lease shall have consented hereto by executing and delivering to Sublessor a consent in the form affixed hereto. In addition, on or before September 1, 1993, Sublessor shall exercise its best efforts to obtain a consent to this Sublease (as evidenced by the execution of a Consent of Fee Lender in the form affixed hereto) from the holder (the "Fee Lender") of the indebtedness secured by that certain deed of trust dated December 15, 1981, executed by Andrex Development Company, a California general partnership, in favor of Continental Illinois National Bank and Trust Company of Chicago, a National Banking Association, and recorded December 30, 1981 as Instrument No. 81- 405883 in the Official Records of the County Recorder for San Diego County, California. Sublessor agrees to indemnify, protect, defend and hold harmless Sublessee from and against any losses, liabilities, actions, claims, obligations, costs or expenses (including reasonable attorneys' fees) if and to the extent that Sublessor fails to obtain the consent of the Fee Lender and the Fee Lender interfers with Sublessee's right to possession of the Subleased Premises when Sublessee is not in default hereunder.

               IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date specified in the first paragraph of this Sublease.

WHITTAKER CORPORATION                            VIASAT, INC.

By  /s/ Illegible                                By  /s/ Illegible
   ------------------                               ---------------------
Title: Vice President                            Title: Vice President

                           CONSENT OF MASTER LANDLORD

        THIS CONSENT is made as of __________________, 1993 for good and valuable consideration by the Master Landlord in favor of Sublessor. This Consent is executed in connection with the execution and delivery of the Sublease to which it is affixed. Capitalized terms used herein without definition shall have the meanings assigned in the Sublease. Master Landlord agrees as follows:

        1. Consent. Master Landlord consents to the execution, delivery and performance of the Sublease.

        2. Nondisturbance. Master Landlord reserves the right to exercise all rights and remedies under the Master Lease in the event of a default by Sublessor thereunder. Notwithstanding the foregoing, Master Landlord agrees that for so long as Sublessee performs its obligations under the Sublease, Sublessee shall continue to have the right to quiet enjoyment and occupancy of the Subleased Premises in accordance with the terms of the Sublease (without giving effect to any provisions of the Sublease which provide for termination of the Sublease upon a termination of, or a default under, the Master Lease). Nothing herein shall be construed as limiting Master Landlord's right to hold Sublessor liable for a default under the Master Lease.

        3. Miscellaneous. If Sublessor commits any act or omission which constitutes a default under the Master Lease, Master Landlord promptly shall provide Sublessee with written notice thereof. In the event of a dispute hereunder, the prevailing party shall be entitled to an award of its attorneys' fees and other costs. Master Landlord agrees to cooperate in any arbitration involving disputes under the Sublease. This Consent shall be governed by California law. This Consent shall be binding upon Master Landlord's successors and assigns. Master Landlord acknowledges that Sublessee is relying upon this Consent in entering into and performing under the Sublease.

        IN WITNESS WHEREOF, Master Landlord has executed this Consent as of the date set forth above.

                                                FUJITA CORPORATION USA,
                                                a ___________ corporation


                                                By:   _______________________
                                                Name: _______________________
                                                Title:_______________________

                             CONSENT OF FEE LENDER

        THIS CONSENT is made as of _________________, 1993 for good and valuable consideration by the undersigned (the "Fee Lender") in favor of Sublessor. This Consent is executed in connection with the execution and delivery of the Sublease to which it is affixed. Capitalized terms used herein without definition shall have the meanings assigned in the Sublease. Fee Lender agrees as follows:

                          FIRST AMENDMENT TO SUBLEASE

        This First Amendment to Sublease (the "Amendment") is made and entered into as of the 10th day of September, 1993 by and between Whittaker Corporation, a Delaware corporation ("Sublessor"), and Viasat, Inc., a California corporation ("Sublessee"), with reference to the following facts:

        A. Sublessor and Sublessee are parties to that certain Sublease dated as of August 20, 1993 (the "Sublease") concerning certain real property and improvements commonly known as 2290 Cosmos Court, Carlsbad, California 92009.

        B. Sublessor and Sublessee now desire to enter into this Amendment in order to clarify certain provisions of, and to effect certain changes to, the Sublease.

        NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Consent of Master Landlord. Attached hereto as Exhibit A is the consent of the Master Landlord to the Sublease. Notwithstanding that such consent is not in the form attached to the Sublease, Sublessee hereby acknowledges and agrees that such consent satisfies the requirements of paragraph 18 of the Sublease.

        2. Personal Property. Attached hereto as Exhibit B is a list of personal property currently situated in the Subleased Premises. Sublessor hereby agrees that Sublessee may use such personal property in its business during the term of the Sublease and shall have no duty to account for such personal property or the condition thereof at the end of the term of the Sublease.

        3. Adjustment in Base Rent. Paragraph 3.1 of the Sublease is hereby deleted in its entirety and the following is substituted in lieu thereof;

                "3.1 Base Rent. From September 15, 1993 to and including January 14, 1994, Sublessee shall be allowed to occupy the Subleased Premises without paying "base rent". Upon the consent hereto of Master Landlord, Sublessee shall pay to Sublessor $24,605 as a prepayment of base rent for the period January 15, 1994 to and including February 14, 1994. On February 15, 1994, Sublessee shall pay to Sublessor $6,151.25 as base rent for the period February 15, 1994 to and including
                February 28, 1994. Thereafter, on the first day of each calendar month during the term of this Sublease, Sublessee shall pay to Sublessor as base rent for the Subleased

                Premises a monthly rental amount equal to $24,605."

        4. Effect of Termination of Master Lease. Paragraph 2.2 of the Sublease is hereby amended by adding at the end thereof the following:

                "In furtherance of the foregoing, the parties hereto acknowledge and agree (i) that a default by Sublessor under the Master Lease, which default has not been caused by Sublessee's failure to perform hereunder, will constitute a breach by Sublessor of its obligations to Sublessee under paragraphs 9 and 12 of this Sublease, and (ii) that a default by Sublessor under the Master Lease, which default has been caused by Sublessee's failure to perform hereunder, will constitute a breach by Sublessee of its obligations to Sublessor under paragraph
                11 of this Sublease. In any such event, the non-defaulting party shall be entitled to recover from the other party who is in default hereunder all damages (including reasonable attorneys' fees) incurred by such non-defaulting party as a result of such default, if any, irrespective of the termination of this Sublease due to the termination of the Master Lease."

        5. Miscellaneous. Any capitalized term which is used but not defined herein shall have the meaning given to such term in the Sublease. Except as specifically supplemented and amended hereby, the Sublease is incorporated herein by this reference as if fully set forth herein in full, and is reaffirmed by the parties hereto as continuing to evidence their respective obligations thereunder.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date specified in the first paragraph of this Amendment.

WHITTAKER CORPORATION                           VIASAT, INC.
By  /s/ Gordon J. Loutit                        By  /s/
   -----------------------                         ---------------------
Title: Gordon J. Loutit                         Title: V.P.
       Vice President


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